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                                                                 EXHIBIT (99)(A)
                           CORESTATES FINANCIAL CORP
                                  COMMON STOCK
                     PROXY SOLICITED BY BOARD OF DIRECTORS
The undersigned holder of shares of common stock of CoreStates Financial Corp ("CFC") hereby constitutes and appoints Buntzie E. Churchill, Park B. Dilks,
Jr., and G. Willing Pepper, or any of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the reverse side hereof, all of the shares of CFC common stock held of record by the undersigned on January
2, 1998, at the Special Meeting of Stockholders of CFC to be held on February
27, 1998, at 9:00 a.m., at the Wyndham Franklin Plaza Hotel, 2 Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania, 19103, and at any adjournments or postponements thereof:
 A proposal to approve an Agreement and Plan of Mergers, dated as of November
 18, 1997 (as the same may be amended, the "Merger Agreement"), between CFC and First Union Corporation ("FUNC"), pursuant to which, among other things, (i)
 CFC will merge with and into FUNC, and (ii) each outstanding share of CFC common stock will be converted into 1.62 shares of FUNC common stock, subject to possible increase under certain circumstances, all on and subject to the terms and conditions contained in the Merger Agreement.


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
  X
           Please mark your
           votes as in this
           example.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH HEREIN. [CAPTION]

                                                                  FOR      AGAINST    ABSTAIN
       1.  Approval and adoption of the Agreement and Plan of
           Mergers, dated as of November 18, 1997, relating
           to the merger of CoreStates Financial Corp with
           and into First Union Corporation.                       [ ]        [ ]        [ ]
       2.  If any other matters are voted on at the special
           meeting, this proxy will be voted by the
           proxyholders on such matters in their sole
           discretion.

                                          The undersigned hereby acknowledges
                                          receipt of the combined Notice of
                                          Special Meeting of Stockholders and
                                          Joint Proxy Statement/Prospectus that
                                          accompanied this proxy and ratifies
                                          all lawful action taken by the
                                          attorneys and proxies.
SIGNATURE __________________________(SEAL) DATE _________________________ , 1998
NOTE: SIGNATURE(S) SHOULD AGREE WITH NAME(S) ON CFC COMMON STOCK CERTIFICATE(S).
      EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER FIDUCIARIES, AND PERSONS SIGNING ON BEHALF OF CORPORATIONS OR PARTNERSHIPS, SHOULD SO INDICATE WHEN SIGNING.